UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2017 (August 30, 2017)

Blue Sphere Corporation

(Exact name of registrant as specified in its charter)

Nevada	000-55127	98-0550257
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 McCullough Drive, 4th Floor, Charlotte, North Carolina 28262

(Address of principal executive offices) (Zip Code)

704-909-2806

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

As used in this Current Report, all references to the terms “we”, “us”, “our”, “Blue Sphere” or the “Company” refer to Blue Sphere Corporation and its direct and indirect wholly-owned subsidiaries, unless the context clearly requires otherwise.

Cautionary Note Regarding Forward-Looking Statements

This Amendment No. 1 to Current Report on Form 8-K includes information that may constitute forward-looking statements. These forward-looking statements are based on the Company’s current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to the Company. Such forward-looking statements include, but are not limited to, statements regarding the acquisition of Futuris Papia S.p.A. and what impact it could have on the Company’s operations and financial condition. By their nature, forward-looking statements address matters that are subject to risks and uncertainties. A variety of factors could cause actual events and results, as well as the Company’s expectations, to differ materially from those expressed in or contemplated by the forward-looking statements. Risk factors affecting the Company are discussed in detail in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by applicable securities laws.

Item 2.01

Completion of Acquisition or Disposition of Assets.

On September 6, 2017, we filed a Current Report on Form 8-K (the “Initial Report”) to report that on September 4, 2017, pursuant to a previously reported Share Purchase Agreement, dated June 29, 2017, as amended on July 12, 2017 and July 31, 2017, by and among the Company’s wholly-owned subsidiary, Bluesphere Italy, and Pronto Verde A.G., BlueSphere Italy completed the acquisition of one hundred percent (100%) of the share capital of Futuris Papia S.p.A., a joint stock company organized under the laws of Italy, which owns and operates a 0.995 Kw plant for the production of electricity from vegetal oil located in Udine, Italy. In connection with the closing, Futuris Papia S.r.l., a limited liability company organized under the laws of Italy, was converted into Futuris Papia S.p.A.

The information in Item 2.01 of the Initial Report is incorporated herein by reference.

This Current Report on Form 8-K/A is being filed to provide certain financial statements and pro forma information of Futuris Papia S.p.A. required by Item 9.01 of Form 8-K.

Item 9.01

Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The audited financial statements of Futuris Papia S.p.A. for the years ended December 31, 2016 and December 31, 2015, and the notes to the audited financial statements, are filed as Exhibit 99.1 hereto, and are hereby incorporated by reference into this Item 9.01.

The interim unaudited condensed financial statements of Futuris Papia S.p.A. for the six months ended June 30, 2017 and June 30, 2016, and the notes to the unaudited condensed financial statements, are filed as Exhibit 99.2 hereto, and are hereby incorporated by reference into this Item 9.01.

(b) Pro forma financial information.

The unaudited pro forma condensed combined balance sheet as of December 31, 2016 and June 30, 2017, and the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2016 and the six months ended June 30, 2017 are filed as Exhibit 99.3 hereto, and are hereby incorporated by reference into this Item 9.01.

(d) Exhibits.

The documents set forth below are filed herewith.

99.1	Audited Financial Statements of Futuris Papia S.p.A. for the years ended December 31, 2016 and December 31, 2015, and related notes.
99.2	Unaudited Interim Condensed Financial Statements of Futuris Papia S.p.A. for the six months ended June 30, 2017 and June 30, 2016, and related notes.
99.3	Unaudited Pro Forma Condensed Combined Financial Information for Futuris Papia S.p.A. and Blue Sphere Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blue Sphere Corporation

Dated: November 16, 2017	By:	/s/ Shlomi Palas
Shlomi Palas
President and Chief Executive Officer